UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2011

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue White Plains, New York	10604

(Address of principal executive offices)	(Zip Code)
(914) 641-2000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Tender Offer for 7.40% Debentures due 2025
On September 20, 2011, ITT Corporation (the “Company”) issued a press release announcing its commencement of a cash tender offer to purchase up to $100.0 million aggregate principal amount of its outstanding 7.40% Debentures due 2025. A copy of the press release announcing the cash tender offer is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Redemption of 4.900% Senior Notes due 2014 and 6.125% Senior Notes due 2019
On September 20, 2011, the Company gave notice calling for redemption in cash of its 4.900% Senior Notes due 2014 (the “2014 Notes”) and its 6.125% Senior Notes due 2019 (the “2019 Notes” and, together with the 2014 Notes, the “Notes”) in accordance with the terms and conditions of that certain indenture dated as of May 1, 2009 by and between the Company and Union Bank, N.A., as trustee.
The redemption date for the Notes is October 20, 2011. The redemption price for the 2014 Notes is equal to 100% of the aggregate principal amount of the 2014 Notes plus a make-whole premium and accrued and unpaid interest, if any, to the date of redemption. The redemption price for the 2019 Notes is equal to 100% of the aggregate principal amount of the 2014 Notes plus a make-whole premium and accrued and unpaid interest, if any, to the date of redemption.
The aggregate principal amount outstanding of the 2014 Notes is $500,000,000. The aggregate principal amount outstanding of the 2019 Notes is $500,000,000. On and after the redemption date, the Notes will no longer be deemed outstanding, interest will cease to accrue thereon, and all rights of the holders of the Notes will cease, except for the right to receive the redemption price, without interest thereon.
Caution Concerning Forward-Looking Statements
This report includes certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements include, but are not limited to, statements about the separation of ITT into three independent publicly-traded companies (the “companies”), the terms and the effect of the separation, the nature and impact of such a separation, capitalization of the companies, future strategic plans and other statements that describe ITT’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to: economic, political and social conditions in the countries in which ITT conducts its businesses; changes in U.S. or international government defense budgets; decline in consumer spending; sales and revenue mix and pricing levels; availability of adequate labor, commodities, supplies and raw materials; interest and foreign currency exchange rate fluctuations and changes in local government regulations; competition, industry capacity and production rates; ability of third parties, including ITT’s commercial partners, counterparties, financial institutions and insurers, to comply with their commitments to ITT; ITT’s ability to borrow or to refinance its existing indebtedness and availability of liquidity sufficient to meet ITT’s needs; changes in the value of goodwill or intangible assets; our ability to achieve stated synergies or cost savings from acquisitions or divestitures; the number of personal injury claims filed against ITT or the degree of liability; uncertainties with respect to ITT’s estimation of asbestos liability exposures, third party recoveries, and net cash flow; ITT’s ability to effect restructuring and cost reduction programs and realize savings from such actions; government regulations and compliance therewith, including compliance with and costs associated with new Dodd-Frank legislation; changes in technology; intellectual property matters; governmental investigations; potential future employee benefit plan contributions and other employment and pension matters; contingencies related to actual or alleged environmental contamination, claims and concerns; changes in generally accepted accounting principles; other factors set forth in ITT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and ITT’s other filings with the Securities and Exchange Commission. In addition, there are risks and uncertainties relating to the Spin-off, including the timing and certainty of the completion of those transactions, whether those transactions will result in any tax liability, the operational and financial profile of ITT or any of its businesses after giving effect to the Spin-off and the ability of each business to operate as an independent entity. ITT undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits

99.1	Press Release issued by ITT Corporation, dated September 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
Date: September 20, 2011	By:	/s/ Burt M. Fealing
Burt M. Fealing
	Its:	Vice President and Corporate Secretary (Authorized Officer of Registrant)

EXHIBIT INDEX

99.1	Press Release issued by ITT Corporation, dated September 20, 2011